UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 25, 2021

CYBERLOQ TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-170132	26-2118480
(Commission File Number)	(IRS Employer Identification No.)

4837 Swift Road Suite 210-1, Sarasota, FL 34231	34285
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612)961-4536

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CLOQ	OTC Pink

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operation

Item 1.01 - Entry into a Material Definitive Agreement.

On June 25, 2021, the board of directors of Cyberloq Technologies, Inc. (the “Company”) approved the creation of an advisory board to advise the Company as it moves forward with its business strategy (the “Board of Advisors”). The Board of Advisors will not have decision-making authority, which will remain with the Company’s board of directors and officers.

Five individuals, Shawn Watts, Joe Lind, John Meraviglia, Noel Smith, and Aaron Carpenter, have been appointed to the Board of Advisors. Each member of the Board of Advisors will initially serve a one-year term and receive 250,000 shares of the Company’s common stock as compensation for their service on the Board of Advisors. In addition, the members of the Board of Advisors have the opportunity to earn up to 750,000 additional shares of common stock upon the achievement of yet to be agreed upon technology milestones or successful customer contracts, the specific milestones which will be negotiated by the Company’s officers.

Item 3.02 - Unregistered Sales of Securities.

The information required by this Item 3.02 is included under Item 1.01 of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBERLOQ TECHNOLOGIES, INC. (Registrant)

	By:	/s/ Christopher Jackson
Christopher Jackson, President

Date: June 25, 2021